Exhibit  4.1:  Form  of  Series  A  Preferred  Stock  Certificate


             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                              September 14, 1975
    NUMBER                                                              SHARES


                                   NBI, INC.


20,000,000  SHARES  COMMON  STOCK              5,000,000 SHARES PREFERRED STOCK
      $.01  PAR  VALUE                                      $.01 PAR VALUE



THIS  CERTIFIES  THAT __________________ IS  THE  REGISTERED  HOLDER  OF:
Shares  of  the  Series  A  Cumulative  Preferred  Stock  of

                                   NBI, INC.


HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

     This certificate and the shares represented thereby shall be held subject to all of the provisions of the Articles of Incorporation and the By-laws of said Corporation, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of said Articles of Incorporation and By-laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

     Any shareholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof, and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the By-laws.


  WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF
                         ITS DULY AUTHORIZED OFFICERS.


     DATED:


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          SECRETARY                                                  PRESIDENT